Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Bank First Corporation of our report dated February 13, 2026 on the consolidated financial statements of PSB Holdings, Inc. and Subsidiary as of and for the year ended December 31, 2025.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Wipfli LLP

Eau Claire, Wisconsin

July 17, 2026